Boise Cascade Company	Exhibit 99.1
1111 West Jefferson Street, Suite 300
Boise, ID 83702

News Release

Investor Relations Contact - Kelly Hibbs 208 384 3638	Media Contact - Lisa Tschampl 208 384 6552

For Immediate Release: October 31, 2022

Boise Cascade Company Reports Third Quarter 2022 Results

BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," or "our") (NYSE: BCC) today reported net income of $219.6 million, or $5.52 per share, on sales of $2.2 billion for the third quarter ended September 30, 2022, compared with net income of $91.7 million, or $2.31 per share, on sales of $1.9 billion for the third quarter ended September 30, 2021.

"The outstanding work of associates across our organization was evident as both businesses reported strong financial results during the third quarter despite the softening economic landscape. In addition, we have made good progress on successfully integrating the recently acquired Coastal operations as we work to expand our EWP capacity and further leverage our integrated business model," commented Nate Jorgensen, CEO. "We also recently rewarded our shareholders with an increase in our quarterly dividend and an additional special dividend without sacrificing significant balance sheet flexibility. We remain committed to supporting our vendor and customer partners and executing our key strategic priorities as we navigate market uncertainties and clear signals of weaker near-term demand for new residential construction."
Third Quarter 2022 Highlights

	3Q 2022	3Q 2021	% change
	(in thousands, except per-share data and percentages)
Consolidated Results
Sales	$2,154,647	$1,879,451	15%
Net income	219,587	91,699	139%
Net income per common share - diluted	5.52	2.31	139%
Adjusted EBITDA [1]	326,029	149,313	118%
Segment Results
Wood Products sales	$595,320	$497,316	20%
Wood Products income	155,972	122,056	28%
Wood Products EBITDA [1]	177,257	135,970	30%
Building Materials Distribution sales	1,956,802	1,721,244	14%
Building Materials Distribution income	154,436	16,565	832%
Building Materials Distribution EBITDA [1]	161,196	22,578	614%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

    In third quarter 2022, total U.S. housing starts decreased 7%, driven by a decrease in single-family housing starts of 18% compared to the same period in 2021. On a year-to-date basis through September 2022, total housing starts increased 1%, driven by an increase in multi-family housing starts compared to the same period in 2021. However, single-family housing starts decreased 6% when compared with the same period in 2021. Single-family housing starts are the key demand driver for our sales.

Wood Products

    Wood Products' sales, including sales to Building Materials Distribution (BMD), increased $98.0 million, or 20%, to $595.3 million for the three months ended September 30, 2022, from $497.3 million for the three months ended September 30, 2021. The increase in sales was driven primarily by higher sales prices for I-joists and LVL (collectively referred to as EWP) and higher sales volumes for LVL. In addition, plywood sales volumes increased due to our acquisition of Coastal Plywood and its plywood manufacturing operations on July 25, 2022 (the Acquisition). These increases were offset partially by lower plywood sales prices and lower sales volumes for I-joists.

    Comparative average net selling prices and sales volume changes for EWP and plywood are as follows:

	3Q 2022 vs. 3Q 2021	3Q 2022 vs. 2Q 2022

Average Net Selling Prices
LVL	52%	19%
I-joists	54%	18%
Plywood	(15)%	(16)%
Sales Volumes
LVL	12%	13%
I-joists	(15)%	(7)%
Plywood	5%	17%

    Wood Products' segment income increased $33.9 million to $156.0 million for the three months ended September 30, 2022, from $122.1 million for the three months ended September 30, 2021. The increase in segment income was due primarily to higher EWP sales prices, offset partially by lower plywood sales prices, as well as higher manufacturing costs. In addition, the Acquisition was the primary driver of the increase in depreciation and amortization and general and administrative expenses.

Building Materials Distribution

    BMD's sales increased $235.6 million, or 14%, to $1,956.8 million for the three months ended September 30, 2022, from $1,721.2 million for the three months ended September 30, 2021. Compared with the same quarter in the prior year, the overall increase in sales was driven by a sales price increase of 15%, offset partially by a sales volume decrease of 1%. By product line, commodity sales increased 1%, general line product sales increased 19%, and sales of EWP (substantially all of which are sourced through our Wood Products segment) increased 33%.

    BMD segment income increased $137.8 million to $154.4 million for the three months ended September 30, 2022, from $16.6 million in the comparative prior year quarter. The increase in segment income was driven primarily by a gross margin increase of $166.1 million, resulting primarily from margin improvements on commodity products. In addition, selling and distribution expenses increased $25.7 million.

Balance Sheet and Liquidity

    Boise Cascade ended third quarter 2022 with $867.1 million of cash and cash equivalents and $396.2 million of undrawn committed bank line availability, for total available liquidity of $1,263.2 million. The Company had $444.2 million of outstanding debt at September 30, 2022.

    On September 9, 2022, we entered into the Eighth Amendment to the Amended and Restated Credit Agreement (the Amendment) related to the Company's senior secured asset-based revolving credit facility and term loan. The Amendment increases the maximum amount available for revolving loans from $350 million to $400 million, extends the maturity date of the agreement, and replaced the LIBOR rate with Secured Overnight Financing Rate (SOFR). The term loan remains at $50.0 million. For additional information regarding the Amendment, see our Form 10-Q for the quarterly period ended September 30, 2022, filed with the Securities and Exchange Commission.

    Excluding acquisitions, we expect capital expenditures in 2022 to total approximately $100 million to $120 million. Our 2022 capital expenditures range includes funding for our BMD organic expansions in Ohio, Kentucky, and Minnesota, replacement of a dryer at our Chester, South Carolina, veneer and plywood plant, and post-acquisition veneer equipment related spending at our Chapman, Alabama facility. We expect capital expenditures in 2023 to total approximately $120 million to $140 million. These levels of capital expenditures could increase or decrease as a result of several factors, including acquisitions, efforts to further accelerate organic growth, exercise of lease purchase options, our financial results, future economic conditions, availability of engineering and construction resources, and timing and availability of equipment purchases.

Dividends

    On October 27, 2022, our board of directors declared a quarterly dividend of $0.15 per share on our common stock, as well as a special dividend of $1.00 per share on our common stock, both payable on December 15, 2022, to stockholders of record on December 1, 2022.

    Future dividend declarations, including amount per share, record date and payment date, will be made at the discretion of our board of directors and will depend upon, among other things, legal capital requirements and surplus, our future operations and earnings, general financial condition, material cash requirements, restrictions imposed by our asset-based credit facility and the indenture governing our senior notes, applicable laws, and other factors that our board of directors may deem relevant.

Outlook

    Demand for the products we manufacture, as well as the products we purchase and distribute, is correlated with new residential construction, residential repair-and-remodeling activity and light commercial construction. Consensus forecasts for 2022 single- and multi-family housing starts in the U.S are between 1.5 million and 1.6 million units, or essentially flat compared to 2021. In addition, the age of U.S. housing stock and elevated levels of homeowner equity provide a favorable backdrop for repair-and-remodel spending. However, continued actions by the Federal Reserve to increase interest rates to combat high levels of inflation have significantly increased mortgage rates and created a great deal of uncertainty broadly across the U.S. economy. As such, due to home affordability constraints and a weakening economy, the pace of new residential construction has slowed and we expect demand to continue to decline for the remainder of 2022 and into 2023. Consensus forecasts for 2023 single- and multi-family housing starts in the U.S. are estimated to be 15% to 20% below 2022 levels. While likely tempered by an economic slowdown, we anticipate the primary drivers of repair-and-remodeling activity to continue to be supportive of homeowners' further investment in their residences.

    As a manufacturer of certain commodity products, we have sales and profitability exposure to declines in commodity product prices and rising input costs. Our distribution business purchases and resells a broad mix of commodity products with periods of increasing prices providing the opportunity for higher sales and increased margins, while declining price environments expose us to declines in sales and profitability. We expect future commodity product pricing and commodity input costs to be volatile in response to economic uncertainties, industry operating rates, transportation constraints or disruptions, net import and export activity, inventory levels in various distribution channels, and seasonal demand patterns. In addition, we expect future price erosion on our EWP and general line products as economic activity slows and demand weakens for new residential construction.

About Boise Cascade

    Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit the Company's website at www.bc.com.

Webcast and Conference Call

    Boise Cascade will host a webcast and conference call to discuss third quarter earnings on Tuesday, November 1, 2022, at 11 a.m. Eastern.

    To join the webcast, go to the Investor Relations section at www.bc.com and select the Event Calendar link. Analysts and investors who wish to ask questions during the Q&A session can register for the call here.

    The archived webcast will be available in the Investor Relations section of Boise Cascade's website.

Use of Non-GAAP Financial Measures

    We refer to the terms EBITDA and Adjusted EBITDA in this earnings release and the accompanying Quarterly Statistical Information as supplemental measures of our performance and liquidity that are not required by or presented in accordance with generally accepted accounting principles in the United States (GAAP). We define EBITDA as income (loss) before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps.

    We believe EBITDA and Adjusted EBITDA are meaningful measures because they present a transparent view of our recurring operating performance and allow management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. We also believe EBITDA and Adjusted EBITDA are useful to investors because they provide a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because they are frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. EBITDA and Adjusted EBITDA, however, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income (loss) or segment income (loss) have limitations as analytical tools, including: the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

    This press release includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding our outlook. Statements preceded or followed by, or that otherwise include, the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "forecast," "is likely to," and similar expressions or future or conditional verbs such as "will," "may," "would," "should," and "could" are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, changes in the competitive position of our products, commodity input costs, the effect of general economic conditions, our ability to efficiently and effectively integrate the Coastal Plywood acquisition, the effect of COVID-19 and related variants, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to revise them in light of new information. Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this release.

Boise Cascade Company
Consolidated Statements of Operations
(in thousands, except per-share data) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2022	September 30
	2022	2021		2022	2021

Sales	$2,154,647	$1,879,451	$2,278,072	$6,759,001	$6,143,928

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,655,979	1,594,405	1,797,948	5,183,823	4,909,362
Depreciation and amortization	28,374	20,299	20,694	69,611	60,258
Selling and distribution expenses	142,176	114,466	134,279	423,106	366,119
General and administrative expenses	27,622	21,002	27,701	81,375	64,252
Other (income) expense, net	1,126	(107)	375	(987)	(485)
	1,855,277	1,750,065	1,980,997	5,756,928	5,399,506

Income from operations	299,370	129,386	297,075	1,002,073	744,422

Foreign currency exchange loss	(1,674)	(353)	(499)	(2,041)	(52)
Pension expense (excluding service costs)	(41)	(19)	(41)	(253)	(57)
Interest expense	(6,398)	(6,279)	(6,317)	(18,969)	(18,501)
Interest income	3,238	63	1,385	4,688	173
Change in fair value of interest rate swaps	1,134	59	394	3,594	1,058
	(3,741)	(6,529)	(5,078)	(12,981)	(17,379)

Income before income taxes	295,629	122,857	291,997	989,092	727,043
Income tax provision	(76,042)	(31,158)	(73,886)	(248,794)	(183,632)
Net income	$219,587	$91,699	$218,111	$740,298	$543,411

Weighted average common shares outstanding:
Basic	39,544	39,442	39,544	39,521	39,413
Diluted	39,776	39,661	39,763	39,762	39,623

Net income per common share:
Basic	$5.55	$2.32	$5.52	$18.73	$13.79
Diluted	$5.52	$2.31	$5.49	$18.62	$13.71

Dividends declared per common share	$0.12	$0.10	$2.62	$2.86	$2.30

Wood Products Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2022	September 30
	2022	2021		2022	2021

Segment sales	$595,320	$497,316	$536,030	$1,690,294	$1,524,220

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	398,008	348,167	351,557	1,093,274	1,010,691
Depreciation and amortization	21,285	13,914	13,653	48,578	41,388
Selling and distribution expenses	11,164	9,124	10,349	30,743	26,958
General and administrative expenses	7,717	4,023	5,826	18,189	12,214
Other (income) expense, net	1,174	32	544	(679)	100
	439,348	375,260	381,929	1,190,105	1,091,351

Segment income	$155,972	$122,056	$154,101	$500,189	$432,869

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	66.9%	70.0%	65.6%	64.7%	66.3%
Depreciation and amortization	3.6%	2.8%	2.5%	2.9%	2.7%
Selling and distribution expenses	1.9%	1.8%	1.9%	1.8%	1.8%
General and administrative expenses	1.3%	0.8%	1.1%	1.1%	0.8%
Other (income) expense, net	0.2%	—%	0.1%	—%	—%
	73.8%	75.5%	71.3%	70.4%	71.6%

Segment income	26.2%	24.5%	28.7%	29.6%	28.4%

Building Materials Distribution Segment
Statements of Operations
(in thousands, except percentages) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2022	September 30
	2022	2021		2022	2021

Segment sales	$1,956,802	$1,721,244	$2,131,200	$6,199,835	$5,528,765

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,655,257	1,585,804	1,835,845	5,221,905	4,806,084
Depreciation and amortization	6,760	6,013	6,728	20,064	17,749
Selling and distribution expenses	131,012	105,342	123,930	392,363	339,163
General and administrative expenses	9,480	7,816	10,558	31,264	24,627
Other (income) expense, net	(143)	(296)	(169)	(397)	(1,980)
	1,802,366	1,704,679	1,976,892	5,665,199	5,185,643

Segment income	$154,436	$16,565	$154,308	$534,636	$343,122

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	84.6%	92.1%	86.1%	84.2%	86.9%
Depreciation and amortization	0.3%	0.3%	0.3%	0.3%	0.3%
Selling and distribution expenses	6.7%	6.1%	5.8%	6.3%	6.1%
General and administrative expenses	0.5%	0.5%	0.5%	0.5%	0.4%
Other (income) expense, net	—%	—%	—%	—%	—%
	92.1%	99.0%	92.8%	91.4%	93.8%

Segment income	7.9%	1.0%	7.2%	8.6%	6.2%

Segment Information
(in thousands) (unaudited)

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2022	September 30
	2022	2021		2022	2021
Segment sales
Wood Products	$595,320	$497,316	$536,030	$1,690,294	$1,524,220
Building Materials Distribution	1,956,802	1,721,244	2,131,200	6,199,835	5,528,765
Intersegment eliminations	(397,475)	(339,109)	(389,158)	(1,131,128)	(909,057)
Total net sales	$2,154,647	$1,879,451	$2,278,072	$6,759,001	$6,143,928

Segment income
Wood Products	$155,972	$122,056	$154,101	$500,189	$432,869
Building Materials Distribution	154,436	16,565	154,308	534,636	343,122
Total segment income	310,408	138,621	308,409	1,034,825	775,991
Unallocated corporate costs	(11,038)	(9,235)	(11,334)	(32,752)	(31,569)
Income from operations	$299,370	$129,386	$297,075	$1,002,073	$744,422

Segment EBITDA (a)
Wood Products	$177,257	$135,970	$167,754	$548,767	$474,257
Building Materials Distribution	161,196	22,578	161,036	554,700	360,871

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(in thousands) (unaudited)

	September 30, 2022	December 31, 2021

ASSETS

Current
Cash and cash equivalents	$867,064	$748,907
Receivables
Trade, less allowances of $3,165 and $2,054	511,047	444,325
Related parties	191	211
Other	18,004	17,692
Inventories	767,187	660,671
Prepaid expenses and other	17,944	14,072
Total current assets	2,181,437	1,885,878

Property and equipment, net	744,547	495,240
Operating lease right-of-use assets	59,631	62,663
Finance lease right-of-use assets	27,151	29,057
Timber deposits	9,563	9,461
Goodwill	134,356	60,382
Intangible assets, net	169,538	15,351
Deferred income taxes	7,852	6,589
Other assets	14,459	8,019
Total assets	$3,348,534	$2,572,640

Boise Cascade Company
Consolidated Balance Sheets (continued)
(in thousands, except per-share data) (unaudited)

	September 30, 2022	December 31, 2021

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$398,397	$334,985
Related parties	1,988	1,498
Accrued liabilities
Compensation and benefits	147,548	128,518
Income taxes payable	12,365	—
Interest payable	5,081	9,886
Other	174,084	165,859
Total current liabilities	739,463	640,746

Debt
Long-term debt	444,175	444,628

Other
Compensation and benefits	30,562	28,365
Operating lease liabilities, net of current portion	51,992	55,263
Finance lease liabilities, net of current portion	30,547	31,898
Deferred income taxes	50,884	3,641
Other long-term liabilities	17,839	15,480
	181,824	134,647

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 44,815 and 44,698 shares issued, respectively	448	447
Treasury stock, 5,367 shares at cost	(138,909)	(138,909)
Additional paid-in capital	548,035	543,249
Accumulated other comprehensive loss	(902)	(1,047)
Retained earnings	1,574,400	948,879
Total stockholders' equity	1,983,072	1,352,619
Total liabilities and stockholders' equity	$3,348,534	$2,572,640

Boise Cascade Company
Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Nine Months Ended September 30
	2022	2021
Cash provided by (used for) operations
Net income	$740,298	$543,411
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	71,213	61,559
Stock-based compensation	8,690	5,684
Pension expense	253	57
Deferred income taxes	45,365	(12,017)
Change in fair value of interest rate swaps	(3,594)	(1,058)
Other	(830)	928
Decrease (increase) in working capital, net of acquisitions
Receivables	(51,027)	(99,881)
Inventories	(83,539)	(142,171)
Prepaid expenses and other	(5,901)	(7,007)
Accounts payable and accrued liabilities	78,444	186,090
Pension contributions	(922)	(229)
Income taxes payable	14,970	(7,927)
Other	705	(348)
Net cash provided by operations	814,125	527,091

Cash provided by (used for) investment
Expenditures for property and equipment	(61,835)	(51,460)
Acquisitions of businesses and facilities	(516,881)	—
Proceeds from sales of assets and other	3,094	636
Net cash used for investment	(575,622)	(50,824)

Cash provided by (used for) financing
Borrowings of long-term debt, including revolving credit facility	—	28,000
Payments of long-term debt, including revolving credit facility	—	(28,000)
Payments of deferring financing costs	(1,170)	—
Dividends paid on common stock	(114,025)	(90,969)
Tax withholding payments on stock-based awards	(3,930)	(2,729)
Other	(1,221)	(1,065)
Net cash used for financing	(120,346)	(94,763)

Net increase in cash and cash equivalents	118,157	381,504

Balance at beginning of the period	748,907	405,382

Balance at end of the period	$867,064	$786,886

Summary Notes to Consolidated Financial Statements and Segment Information
    The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information presented herein do not include the notes accompanying the Company's Consolidated Financial Statements and should be read in conjunction with the Company’s 2021 Form 10-K and the Company's other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.
(a)EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps. The following table reconciles net income to EBITDA and Adjusted EBITDA for (i) the three months ended September 30, 2022 and 2021, (ii) the three months ended June 30, 2022, and (iii) the nine months ended September 30, 2022 and 2021:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2022	September 30
	2022	2021		2022	2021
	(in thousands)
Net income	$219,587	$91,699	$218,111	$740,298	$543,411
Interest expense	6,398	6,279	6,317	18,969	18,501
Interest income	(3,238)	(63)	(1,385)	(4,688)	(173)
Income tax provision	76,042	31,158	73,886	248,794	183,632
Depreciation and amortization	28,374	20,299	20,694	69,611	60,258
EBITDA	327,163	149,372	317,623	1,072,984	805,629
Change in fair value of interest rate swaps	(1,134)	(59)	(394)	(3,594)	(1,058)
Adjusted EBITDA	$326,029	$149,313	$317,229	$1,069,390	$804,571

    The following table reconciles segment income and unallocated corporate costs to EBITDA and adjusted EBITDA for the (i) three months ended September 30, 2022 and 2021, (ii) three months ended June 30, 2022, and (iii) the nine months ended September 30, 2022 and 2021:

	Three Months Ended			Nine Months Ended
	September 30		June 30, 2022	September 30
	2022	2021		2022	2021
	(in thousands)
Wood Products
Segment income	$155,972	$122,056	$154,101	$500,189	$432,869
Depreciation and amortization	21,285	13,914	13,653	48,578	41,388
EBITDA	$177,257	$135,970	$167,754	$548,767	$474,257

Building Materials Distribution
Segment income	$154,436	$16,565	$154,308	$534,636	$343,122
Depreciation and amortization	6,760	6,013	6,728	20,064	17,749
EBITDA	$161,196	$22,578	$161,036	$554,700	$360,871

Corporate
Unallocated corporate costs	$(11,038)	$(9,235)	$(11,334)	$(32,752)	$(31,569)
Foreign currency exchange loss	(1,674)	(353)	(499)	(2,041)	(52)
Pension expense (excluding service costs)	(41)	(19)	(41)	(253)	(57)
Change in fair value of interest rate swaps	1,134	59	394	3,594	1,058
Depreciation and amortization	329	372	313	969	1,121
EBITDA	(11,290)	(9,176)	(11,167)	(30,483)	(29,499)
Change in fair value of interest rate swaps	(1,134)	(59)	(394)	(3,594)	(1,058)
Corporate adjusted EBITDA	$(12,424)	$(9,235)	$(11,561)	$(34,077)	$(30,557)

Total Company adjusted EBITDA	$326,029	$149,313	$317,229	$1,069,390	$804,571